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                                                                    EXHIBIT 99.1

                             CLEAR CHANNEL ANNOUNCES
                       $1 BILLION SHARE REPURCHASE PROGRAM

SAN ANTONIO, TEXAS March 30, 2004...The Board of Directors of Clear Channel Communications, Inc. (NYSE: CCU) today announced it has authorized a share repurchase program of up to $1 billion effective immediately. The share repurchase program will be conducted over the next 12 months.

Lowry Mays, Chairman and CEO, stated "We are quite pleased to announce that our Board has authorized this share repurchase program. This is a reflection of our Board's confidence in the Company's financial strength and our overall commitment to our shareholders. We believe that the purchase of our common stock represents an attractive opportunity to benefit the long-term interests of the Company and its shareholders."

Clear Channel will base its decisions on amounts of repurchases and their timing on such factors as the stock price, general economic and market conditions and the Company's debt levels. The repurchase program may be suspended or discontinued at any time. Shares of stock repurchased under the plan will be held as treasury shares.

I. ABOUT CLEAR CHANNEL COMMUNICATIONS

Clear Channel Communications, headquartered in San Antonio, Texas, is a global leader in the out-of-home advertising industry with radio and television stations, outdoor displays, and entertainment venues in 63 countries around the world.

For further information contact Randy Palmer, Senior Vice President of Investor Relations or Christy Marotta at (210) 822-2828 or visit our web-site at www.clearchannel.com.


Certain statements in this release could constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Other key risks are described in the Clear Channel Communications' reports filed with the U.S. Securities and Exchange Commission. Except as otherwise stated in this news announcement, Clear Channel Communications does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.